Exhibit 99.1

Global Future City Holding Inc.

Reports Ning Liu’s Leave of Absence

September 9, 2016, Irvine, Ca. Global Future City Holding Inc. (OTCQB: FTCY, the “Company”) is reporting that Ning Liu is taking a 30 day leave of absence from his positions as the Company’s Chief Executive Officer, President, and Chairman of the Board of Directors. Michael R. Dunn, the Company’s Chief Financial Officer, will act as the Company’s interim Chief Executive Officer, interim President, and interim Chairman of the Board during Mr. Liu’s absence.

Mr. Dunn stated, “We do not believe that Mr. Liu’s temporary leave of absence from the Company will affect our daily operations. We are conducting business as usual and are continuing to move forward in order to achieve our financial goals for this quarter.”

About Global Future City Holding Inc.

Global Future City Holding Inc. is a holding company that’s engaged in consumer product sales through the GX-Life Direct Selling Program offered by its wholly-owned subsidiary, GX-Life Global, Inc.

Additional information on the Company may be viewed at http://www.gf.city.

About GX-Life Global, Inc.

GX-Life Global, Inc. sells high quality consumer products such as personal care, wellness, and quality-of-life products under the brand, “GX-Life” via direct sales to consumers and e-commerce channels on an international basis. GX-Life utilizes “GX-Coins”, which is a cryptocurrency that functions as a store of value and a medium of exchange, in its Direct Selling Program where GX-Life Members are able to redeem their commissions into GX-Coins.

Additional information on GX-Life may be viewed at http://www.gx-life.com/

Information about Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: the Company utilizing cryptocurrency, which could have fluctuations in demand and pricing, the introduction and impact of new competitive products or cryptocurrency, the Company's ability to acquire and maintain customer strategic business relationships, growth in targeted markets, and other information that may be detailed from time-to-time in the Company's filings with the United States Securities and Exchange Commission. For a more detailed description of the risk factors and uncertainties affecting the Company, please refer to the Company's recent Securities and Exchange Commission filings, which are available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Global Future City Holding Inc.

Michael R. Dunn

CFO/COO

Office: (949) 769-3550

Email: miked@gf.city